SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
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                   Exchange Act of 1934 (Amendment No. )

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                         IVEX PACKAGING CORPORATION
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              (Name of Registrant as Specified in Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE

FOR:                                       CONTACT:

    Ivex Packaging Corporation                  Mr. Richard R. Cote
    100 Tri-State Drive                         Ivex Packaging Corporation
    Suite 200                                   (847) 374-4324
    Lincolnshire, IL 60069


      Packaging Dynamics Corporation Files Registration Statement and
                 Provides Earnings Guidance for Fiscal 2002


Lincolnshire, IL: Monday, April 22, 2002 - Ivex Packaging Corporation (NYSE- IXX) ("Ivex") announced today that its subsidiary, Packaging Dynamics Corporation ("Packaging Dynamics"), filed a Registration Statement on Form 10 with the Securities and Exchange Commission in anticipation of the distribution by Ivex to its stockholders of its 48.19% interest in Packaging Dynamics. This distribution, which will occur concurrently with the closing of the merger between Alcoa Inc. and Ivex, will cause Packaging Dynamics to become a publicly traded company. Shares of Packaging Dynamics are expected to trade on a national securities exchange.

Packaging Dynamics, headquartered in Chicago, Illinois, is a leading producer of specialty bags and wraps for the food service, supermarkets, bakery and retail industries. The business operates five manufacturing facilities in Illinois, Kansas, Michigan and Ohio.

For the year ended December 31, 2001, Packaging Dynamics' net sales and EBITDA were $234.8 million and $22.6 million, respectively. In 2002, management of Packaging Dynamics estimates that sales growth will approximate 5% with improving operating margins and has targeted earnings-per-share of approximately $0.60 (excluding the impact of certain nonrecurring expenses and after adjusting for the pro forma impact of the cancellation of Packaging Dynamics' 12% promissory note payable to Ivex). During the next three years, management estimates that internal sales growth will approximate 4-6% and annual earnings-per-share growth will be in excess of 10%.

"Packaging Dynamics expects to create additional shareholder value over the next several years by achieving internal growth through product line extensions and further penetration into higher growth markets as well as external growth through strategic acquisitions. Packaging Dynamics has strong competitive positions in its markets and the ability to deliver attractive earnings growth," said Frank V. Tannura, Ivex's Executive Vice President. "Packaging Dynamics has a strong and committed management team led by Phillip D. Harris, Packaging Dynamics' President and Chief Executive Officer, who has over twenty-five years experience in the packaging industry," continued Mr. Tannura. Mr. Tannura also stated that, upon closing of the merger/distribution, four of Ivex's directors are expected to serve as directors of Packaging Dynamics.

Following the consummation of the merger of Ivex with Alcoa and the distribution of Ivex's 48.2% equity stake in Packaging Dynamics, pro forma ownership of Packaging Dynamics will be as follows:

      Ivex Shareholders                     48.20%
      Packaging Investors, L.P.             42.20%
      DCBS Investors, L.L.C.                 7.80%
      CB Investors, L.L.C.                   1.78%
                                          ---------
                                           100.00%

Packaging Investors, L.P. is an entity affiliated with Keystone, Inc. which is an investment vehicle of Robert M. Bass. DCBS Investors, L.L.C. and CB Investors, L.L.C. are investment vehicles for various current and former management-level employees of Ivex and Packaging Dynamics' business.

The merger, which will occur concurrently with the distribution, is subject to, among other things, the approval of Ivex stockholders and customary regulatory approvals. The distribution will not take place until the merger occurs. The transaction is expected to close during the second quarter of 2002.

Ivex will announce earnings on April 30th with a conference call scheduled for May 1, 2002 at 10:00 a.m. (ET). For listen only access to the Ivex conference call, please dial 888-273-9887 (U.S.) or 612-332-0107
(International) by 9:45 a.m. (ET) on May 1st. The access code is "Ivex Packaging". A replay of the call will be available from approximately 3:00 p.m. (ET) on May 1st through May 8th. To access the replay, please dial 800- 475-6701 (U.S.) or 320-365-3844 (International), access code 636867.
In addition, the conference call will be broadcast over the Internet and can be accessed from a link on the Company's home page at http://www.ivexpackaging.com. Listeners should go to the web site prior to the call to register and to download any necessary audio software.

Ivex is a vertically integrated specialty packaging company engaged in the manufacturing and marketing of a broad range of plastic and paper products to the consumer, medical, electronics, computer and technical markets.

Packaging Dynamics is a vertically integrated flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets.

The statements contained in this press release are forward-looking and are identified by the use of forward-looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of management. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Among the factors that could cause results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability to develop new products, identify and execute capital programs and efficiently integrate acquired businesses;
(vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; and
(viii) the general political, economic and competitive conditions. Ivex and Packaging Dynamics disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                    ###

This press release does not constitute an offer of any securities for sale. Packaging Dynamics is publicly disclosing its financial guidance in response to the guidelines of the Securities and Exchange Commission's Regulation FD. For further information regarding Packaging Dynamics and its spin-off from Ivex, please see Packaging Dynamics' Registration Statement on Form 10, which has been filed with the Securities and Exchange Commission.

                                ***********

In connection with the proposed merger of Ivex with a wholly-owned subsidiary of Alcoa Inc., Ivex filed a preliminary proxy statement on
Schedule 14A with the Securities and Exchange Commission on April 12, 2002. Ivex stockholders are urged to read the definitive proxy statement when it becomes available because it will contain important information. Ivex stockholders may obtain free copies of the definitive proxy statement, when it becomes available, and other documents filed with the Securities and Exchange Commission by Ivex and Packaging Dynamics in connection with the merger at the Securities and Exchange Commission's web site at http://www.sec.gov. Stockholders of Ivex may also obtain for free the definitive proxy statement and other documents filed by Ivex with the Securities and Exchange Commission in connection with the merger by directing a request to Ivex at 100 Tri-State Drive, Lincolnshire, Illinois 60069; Attention: Investor Relations.

                                ***********

Ivex and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ivex stockholders with respect to the merger. Information regarding these directors and executive officers and their ownership of Ivex common stock is contained in Ivex's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Additional information regarding these directors and executive officers and their interests will be included in the definitive proxy statements.

                                ***********